Exhibit 4.11

State of Delaware Secretary of State Division of Corporations Delivered 05:29 PM 04/23/2007 FILED 05:29 PM 04/23/2007 SRV 070464767 - 4340489 FILE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ARC GLOBAL TUBING, L.P.

This Certificate of Limited Partnership (this “Certificate”) of ARC Global Tubing, L.P. (the “Partnership”), dated as of April 20, 2007, has been duly executed and is being filed in accordance with the provisions of the Delaware Revised Uniform Limited Partnership Act (the “Act”).

1.	The name of the limited partnership formed hereby is ARC Global Tubing, L.P.

2.	The address of the initial registered office of the Partnership in the State of Delaware is 615 South Dupont Highway, Kent County, Dover, DE 19901, and the registered agent for service of process on the Partnership at such address required to be maintained in accordance with Section 17-104 of the Act shall be Capitol Services, Inc.

3.	The name of the general partner of the Partnership is ARC Global Tubing GP, L.L.C., and its mailing and business address is 4300, 400 3rd Avenue SW, Calgary, AB T2P 4H2 Canada.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of ARC Global Tubing, L.P. as of the date first written above.

ARC Global Tubing, L.P.

By:	ARC Global Tubing GP, L.L.C., its general partner

	By:	/s/ Nancy L. Smith

Nancy L. Smith, Manager

ARC GLOBAL TUBING, LLC

4300, 400 3RD Avenue SW

Calgary, Alberta T2P 4H2

Canada

April 24, 2007

Delaware Secretary of State

Division of Corporations

401 Federal Street - Suite 4

Dover, Delaware 19901

Re:	Consent to Use of Similar Name

To whom it may concern:

Please accept this letter as formal consent from the undersigned limited liability company to the use of the name “ARC Global Tubing, LP” in connection with the formation of a Delaware limited partnership.

Sincerely,

ARC GLOBAL TUBING, LLC

By:	/s/ Douglas Freel
Douglas Freel, Manager

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:11 PM 07/02/2013
FILED 04:53 PM 07/02/2013
SRV 130842915 - 4340489 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ARC GLOBAL TUBING, L.P.

ARC GLOBAL TUBING, L.P., a limited partnership organized and existing under the laws (6 Del. C. § 17-101 et. seq.) of the State of Delaware does hereby certify:

FIRST: The name of the limited partnership is ARC Global Tubing, L.P.

SECOND: The Certificate of Limited Partnership of the limited partnership is hereby amended to reflect a change in the name of the limited partnership by deleting the text of Section 1 of the Certificate of Limited Partnership in its entirety and adding the following:

1.	The name of the limited partnership is Forum Global Tubing LP (the “Partnership”).

THIRD: The Certificate of Limited Partnership of the limited partnership is hereby amended to reflect a change in the address of the initial registered office and the name of the registered agent by deleting the text of Section 2 of the Certificate of Limited Partnership in its entirety and adding the following:

2.	The address of the registered office of the Partnership in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, DE 19801, and the registered agent for services of process on the Partnership at such address required to be maintained in accordance with Section 17-104 of the Delaware Revised Uniform Limited Partnership Act shall be The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Partnership on this 2nd day of July, 2013.

ARC Global Tubing, L.P.

By:	ARC Global Tubing GP, L.L.C., its general partner

/s/ James W. Harris

By:	James W. Harris
Title:	Manager

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:52 PM 07/09/2013
FILED 05:42 PM 07/09/2013
SRV 130860396 - 4340489 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED PARTNERSHIP

The limited partnership organized and existing under the Limited Partnership Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited partnership is Forum Global Tubing LP.

2. The Registered Office of the limited partnership in the State of Delaware is changed to 160 Greentree Drive, Suite 101 (street), in the City of Dover, Zip Code 19904. The name of the Registered Agent at such address upon whom process against this limited partnership may be served is National Registered Agents, Inc..

By:	ARC GLOBAL TUBING GP, L.L.C
General Partner

Name:	/s/ John Ivascu, Authorized Person
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